UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

CRYPTYDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

200 9th Avenue North, Suite 220 Safety Harbor, Florida	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 980-2818

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TYDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Membership Interest Purchase Agreement and Related Agreements

On September 14, 2022, Cryptyde, Inc., a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, Forever 8 Fund, LLC, a Delaware limited liability company focused on purchasing inventory for e-commerce retailers (“Forever 8”), the members of Forever 8 set forth on the signature pages thereto (the “Sellers”) and Paul Vassilakos, solely in his capacity as representative of the Sellers (the “Sellers’ Representative”), pursuant to which, and in accordance with the terms and conditions set forth therein, the Company is to acquire 100% of the issued and outstanding membership interests of Forever 8 (including all rights and benefits associated with such membership interests, the “Membership Interests”) from the Sellers (the “Acquisition”).

As previously disclosed, the Company and an accredited investor (the “Investor”) previously entered into that certain securities purchase agreement (as amended, the “SPA”) dated as of January 26, 2022, pursuant to which the Company issued to the Investor a secured convertible note in the initial aggregate principal amount of $33,333,333 (as amended, the “Note”) and warrants (as amended, the “Warrants”) representing the right to acquire shares of the Company’s common stock, $0.001 par value per share. In connection with the SPA, the Company and the Investor entered into that certain registration rights agreement dated January 26, 2022 (as amended the “RRA”). The Company and the Investor entered into that certain Amendment Agreement dated July 28, 2022 (as amended, the “Amendment Agreement”) which, among other things, required the Company to repurchase a portion of the principal amount of the Note and amended certain terms of the SPA, RRA, and Note. The SPA, Note and Amendment Agreement contain certain restrictions on the actions of the Company which would have prohibited entry into the Purchase Agreement. Accordingly, on September 14, 2022 the Company and the Investor entered into a waiver (the “Waiver”) to permit, subject to the terms and conditions set forth therein, the entry into the Purchase Agreement in consideration for the mutual execution at Closing of a subordination agreement by and among the Investor, the Preferred Members and the Company (the “Subordination Agreement”), a form of which is attached as Exhibit 10.3 hereto. Pursuant to the Waiver, the conversion price and exercise price of the Note and the Warrants, respectively, were voluntarily and irrevocably adjusted to equal $1.00, subject to further adjustment as set forth therein. As a result of the price adjustment feature, the number of shares of the Company’s common stock issuable upon exercise of the Warrants was increased, as discussed further below under Item 3.02.

Pursuant to the Purchase Agreement, consideration to be paid to the Sellers will consist of (i) an aggregate of 7,000,000 non-voting preferred membership units of Forever 8 (the “Initial Base Preferred Units”), subject to adjustments discussed below, (ii) convertible promissory notes in an aggregate principal amount of $27.5 million (the “Promissory Notes”), and (iii) the right to receive potential earnout amounts as discussed below. In addition, $4.6 million in cash shall be transferred to Forever 8 to pay off certain obligations of Forever 8.

In the event that the volume weighted average price (“VWAP”) of the Company’s common stock for the later of (i) the 15 trading days immediately prior to the date the Put Right pursuant to Section 7(b) of the Amended Operating Agreement (as defined below) is exercisable and (ii) the 15 trading days following the Company’s filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2022 is less than $3.07, then Sellers shall be entitled to receive an additional number of Preferred Units (“Additional Base Preferred Units” and together with the Initial Base Preferred Units, the “Total Base Preferred Unit Consideration”) such that the Total Base Preferred Unit Consideration multiplied by the Additional Base Preferred Unit VWAP equals $21.5 million; provided that in no event shall more than 3,750,000 Additional Base Preferred Units be issued.

As indicated below, the Purchase Agreement provides that the Sellers are entitled to receive three potential earnout payments (the “Earnout Consideration). The Earnout Consideration is payable to the Sellers in cash or, at the Company’s election, in up to 7,000,000 additional Preferred Units, upon the achievement of certain performance thresholds relating to cumulative collected revenues (each, an “Earn-Out Target”).

If the Company elects to issue additional Preferred Units upon the achievement of any Earn-Out Target and the VWAP of the Company’s common stock for the 15 trading days preceding the date that any Earn-Out Target is achieved (the “Earn-Out VWAP”) is (A) with respect to the first Earn-Out Target, less than $5.00, (B) with respect to the second Earn-Out Target, less than $6.00 or (C) with respect to the third Earn-Out Target, less than $5.00, then Sellers shall be entitled to receive an additional number of additional Preferred Units (the “True-up Units” and together with the additional Preferred Units, the “Total Additional Preferred Units”) such that the Total Additional Preferred Units multiplied by the Earn-Out VWAP equals (x) $15 million for the first Earn-Out Target, (y) $12 million for the second Earn-Out Target and (z) $10 million for the third Earn-Out Target; provided that in no event shall more than 4.5 million True-up Units be issued for the first Earn-Out Target, in no event shall more than 4.0 million True-up Units be issued for the Second Earn-Out Target and in no event shall more than 3.0 million True-up Units be issued for the Third Earn-Out Target.

The Purchase Agreement will close upon the satisfaction of certain conditions of the parties detailed in Article VII of the Purchase Agreement that are typical for transactions of this type. As a condition precedent to the closing of the Purchase Agreement, Forever 8’s existing operating agreement will be amended and restated. In particular, the amended and restated operating agreement (the “Operating Agreement”) will provide for a put right for designated members (the “Preferred Members”). The Preferred Members (who will be the Sellers) will have a put right to cause Forever 8 to redeem certain Preferred Units, from time to time on or after the six month anniversary following the transactions contemplated by the Purchase Agreement. Upon exercise of the put right, each Initial Base Preferred Unit (as defined in the Purchase Agreement) shall be exchanged for one share of common stock of the Company (each, a “TYDE Share”).

The Preferred Members have a put right, on terms and conditions set forth in Section 7.01 of the Operating Agreement, to cause the Company to redeem the Preferred Units as follows:

(a) starting on the later of (i) six (6) months following the closing of the Purchase Agreement and (ii) the Threshold Date (as defined in the Subordination Agreement), one (1) TYDE Share per Initial Base Preferred Unit being redeemed up to a maximum of 6,281,949 Initial Base Preferred Units;

(b) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the closing of the Purchase Agreement and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Initial Base Preferred Units that could not be converted due to the 6,281,949 unit limit in Section 7.01(a) of the Operating Agreement (such shares being an aggregate of 718,051 Initial Base Preferred Units being defined as the “Extra Initial Base Preferred Units”) being redeemed, and one (1) TYDE Share per Additional Base Preferred Unit being redeemed;

(c) if Shareholder Approval is not obtained on or before June 30, 2023, subject to both (i) six (6) months following the closing of the Purchase Agreement and (ii) the terms of the Subordination Agreement, a cash payment equal to the difference between $3.07 minus the Additional Base Preferred Unit VWAP (as defined in the Purchase Agreement with it being subject to a $2.00 floor) (such difference being the “Additional Base Preferred Unit Cash Catch Up Amount”) with the Additional Base Preferred Unit Cash Catch Up Amount being multiplied by each Extra Initial Base Preferred Unit and each Additional Base Preferred Unit being redeemed;

(d) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the time a Preferred Unit issued in connection with the first Earn-Out Target is earned under Section 1.04 of the Purchase Agreement and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Earnout One Unit being redeemed;

(e) if Shareholder Approval has not been obtained on or before June 30 2023, subject to both (i) six (6) months following the time an Earnout One Unit is earned under Section 1.04 of Purchase Agreement and (ii) the terms of the Subordination Agreement, a cash payment equal to the amount of $15,000,000 divided by the number of Earnout One Units (the “Earnout One Unit Redemption Amount”) with such Earnout One Unit Redemption Amount then being multiplied by each Earnout One Unit being redeemed;

(f) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the time a Preferred Unit issued in connection with the second Earn-Out Target is earned under Section 1.04 of the Purchase Agreement and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Earnout Two Unit being redeemed;

(g) if Shareholder Approval has not been obtained on or before June 30 2023, subject to both (i) six (6) months following the time an Earnout Two Unit is earned under Section 1.04 of the Purchase Agreement and (ii) the terms of the Subordination Agreement, a cash payment equal to the amount of $12,000,000 divided by the number of Earnout Two Units (the “Earnout Two Unit Redemption Amount”) with such Earnout Two Unit Redemption Amount then being multiplied by each Earnout Two Unit being redeemed;

(h) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the time a Preferred Unit issued in connection with the third Earn-Out Target is earned under Section 1.04 of the Purchase Agreement and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Earnout Three Unit being redeemed;

(i) if Shareholder Approval has not been obtained on or before June 30 2023, subject to both (i) six (6) months following the time an Earnout Three Unit is earned under Section 1.04 of the Purchase Agreement and (ii) the terms of the Subordination Agreement, a cash payment equal to the amount of $10,000,000 divided by the number of Earnout Three Units (the “Earnout Three Unit Redemption Amount”) with such Earnout Three Unit Redemption Amount then being multiplied by each Earnout Three Unit being redeemed.

Pursuant to the Operating Agreement, the Company will agree, subject to the terms of the Subordination Agreement, to unconditionally guarantee the payment, when due, of obligations pursuant to the put right. The Company shall satisfy these obligations to the Preferred Members either in cash or, if Shareholder Approval has been obtained, through the issuance and delivery to each Preferred Member of one share of the Company’s common stock per Preferred Unit held by each Preferred Member.

Upon closing of the Purchase Agreement, the Company will issue the Promissory Notes. The Promissory Notes shall bear interest at the rate per annum equal to (i) ten (10%) for the first twelve (12) months of the Promissory Notes and (ii) twelve percent (12%) thereafter until the maturity date of the Promissory Notes (the “Note Maturity Date”). The Note Maturity Date shall be the date that is the later of (i) 91 days after the Maturity Date (as defined in the Investor Note (as defined below)) of the Senior Secured Convertible Note issued by the Company in favor of the Investor on May 5, 2022 (the “Investor Note”) and (ii) three years following the date of closing. Subject to the terms of the Subordination Agreement, the Promissory Notes may be prepaid in full or in part at any time without premium or penalty, provided, however, that the Company agrees that, subject to the terms of the Subordination Agreement which specifically permit such prepayments in accordance therewith, it will make prepayments on the Promissory Notes and all other Seller Notes (as defined in the Promissory Notes) in amounts equal to the pro rata amount of the outstanding principal amount of the Seller Notes as a whole, as follows: (i) after Section 4(d) of the Amendment Agreement is satisfied such that excess cash may be removed from the Control Account, 50% of the cash proceeds of warrants exercised for common stock of the Company until an aggregate amount of $10 million in prepayments is made on the Seller Notes from such warrant exercises, (ii) 25% of all gross proceeds received by Company in any and all debt and equity capital raises by the Company (excluding warrant exercises) from and after the date of the Purchase Agreement and (iii) at least an aggregate of $11.5 million (including any prepayments made pursuant to clauses (i-ii) above) within the first twelve (12) months of the issuance of the Promissory Notes.

So long as the Company has received Shareholder Approval and the Threshold Date has been reached, at any time commencing after the 12-month anniversary of the date of the Promissory Notes, the holder of the Promissory Notes may, in its sole and absolute discretion, convert all or part of the Promissory Notes into shares of common stock of the Company (the “Conversion Shares”) at a per share conversion price equal to the VWAP of a share of common stock of the Company for the ten trading days immediately preceding the conversion notice being provided to the Company by the holder of the Promissory Notes (the “Conversion Price”), with the Conversion Price being subject to a conversion price floor of $2.00 per share of common stock. If the VWAP is less than $2.00 and the holder converts all or part of the Note at $2.00 per share, then the holder shall be entitled to receive an additional Promissory Note with the same economic terms as the original Promissory Note in a principal amount equal to (A) $2.00 minus the VWAP multiplied by (B) the number of Conversion Shares issued upon the conversion.

The Company or the Sellers may terminate the Purchase Agreement in writing if the Purchase Agreement has not been closed prior to October 31, 2022, provided the terminating party has not materially breached any provision of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and obligations of the parties, including, among others, certain confidentiality, non-competition and non-solicitation covenants. The parties each have customary indemnification obligations and rights under the terms of the Purchase Agreement, including with respect to breaches of certain representations and warranties and failure to observe and perform certain covenants.

The foregoing descriptions of the Purchase Agreement, the Promissory Notes, the Operating Agreement, the Subordination Agreement, the Amendment Agreement and the Waiver do not purport to be complete and are qualified in their entirety to the complete text of the Purchase Agreement, the Promissory Notes, the Operating Agreement, the Subordination Agreement, the Amendment Agreement and the Waiver, a copy of each of which is filed as an Exhibit to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein. Capitalized terms not otherwise defined in this section shall have the meaning given to them in the Purchase Agreement, the Promissory Notes, the Operating Agreement, the Subordination Agreement, the Amendment Agreement and the Waiver, as applicable.

The Purchase Agreement attached as Exhibit 2.1 hereto is included to provide investors and security holders with information regarding its terms, and it is not intended to provide any other factual information about the Company, the Sellers, the Sellers’ Representative, Forever 8 or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and are qualified by information in confidential disclosure schedules provided by the Company and Forever 8 in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company, the Sellers and Forever 8 rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the Company, the Sellers or Forever 8, and the Purchase Agreement should be read in conjunction with the Company’s documents that are filed with the Securities and Exchange Commission (the “SEC”).

Item 3.02	Unregistered Sales of Equity Securities

On September 14, 2022, the Company entered into the Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K in exchange for the Total Base Preferred Unit Consideration, the Promissory Notes and the $4.6 million to be transferred to Forever 8, subject to the terms of the Purchase Agreement discussed above.

The Company may issue shares of its common stock pursuant to the terms of the Purchase Agreement. The actual number of shares of its common stock to be issued, if any, cannot be determined at this time but could number at least 6,281,949 shares.

As discussed above under Item 1.01, pursuant to a price adjustment feature contained in the Waiver, the number of shares of the Company’s common stock issuable upon exercise of the Warrants increased by 29,999,997 .

The details of these transactions are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 3.02.

All securities discussed above and in Item 1.01 of this Current Report will be issued to accredited investors in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated by the SEC thereunder.

Item 7.01	Regulation FD Disclosure.

On September 15, 2022, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Membership Interest Purchase Agreement, dated September 14, 2022, by and among Cryptyde, Inc., Forever8 Fund, LLC, members of Forever 8, LLC set forth on the signature pages thereto and Paul Vassilakos.
10.1	Form of Seller Promissory Note issued under the Membership Interest Purchase Agreement, by and among Cryptyde, Inc., Forever 8 Fund, LLC, members of Forever 8, LLC set forth on the signature pages thereto and Paul Vassilakos.
10.2*	Form of Operating Agreement by and among Cryptyde, Inc. Forever 8 Fund, LLC and the members listed on Exhibit B thereto.
10.3	Form of Subordination Agreement by and among Cryptyde, Inc., the Investor and the persons listed on Annex A thereto.
10.4	Amendment Agreement, dated July 28, 2022, by and among Cryptyde, Inc. and the Investor (previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed July 28, 2022).
10.5	First Amendment to Amendment Agreement, dated September 14, 2022, by and among Cryptyde, Inc. and the Investor.
10.6	Waiver, dated September 14, 2022, by and among Cryptyde, Inc. and the Investor.
99.1	Press Release of Cryptyde, Inc., dated September 15, 2022 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 15, 2022

Cryptyde, Inc.

		By:	/s/ Brett Vroman
		Name:	Brett Vroman
		Title:	Chief Financial Officer